SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2002

               BASIC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-27635	84-1446622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7318 Point of Rocks Road, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 928-5110

1026 West Main Street, Suite 104, Lewisville, Texas 75067
(Former name or former address, if changed since last report)

ITEM 2:       ACQUISITION OF ASSETS

          Effective August 27, 2002, Basic Technologies, Inc. (the "Company") consummated a certain Agreement and Plan of Reorganization (the "Agreement") between the Company and Rover Telcom Corporation, a Colorado corporation ("Rover").

          Under the terms of the Agreement, the Company acquired 100% of the issued and outstanding shares of common stock of Rover in exchange for issuing to the shareholders of Rover, pro rata, an aggregate of 3,750,000 shares of common stock of the Company. On the effective date of the exchange, the Company had 11,548,356 shares issued and outstanding. The 3,750,000 shares of common stock issued in the transaction represented, immediately following the closing, approximately 24.5% of the total 15,298,356 shares of common stock issued and outstanding.

          The former shareholders of Rover and the number of shares of the Company's common stock received by each in connection with the acquisition is set forth in the table below:
Name	Number of Shares
Gary L. Brown	1,875,000
Kenneth Marshall	750,000
Nancy Lewis	187,500
Steve Jesson	937,500

          The officers and directors of Rover immediately prior to the acquisition were Gary L. Brown and Nancy Lewis, who is Mr. Brown's sister. They will continue in those capacities following the acquisition.

          Gary L. Brown is also President, CEO, Director and a principal shareholder of the Company. Steve Jesson was formerly a Director of the Company. Kenneth Marshall is an executive officer and general counsel of the Company. These persons did not participate in the corporate actions on behalf of the Company ratifying and approving the transaction.

          Rover owns and operates an internet service provider in the Fresno, California market. It will continue to own and operate that business following the closing.

          The transaction did not involve any change in the Company's Board of Directors or executive officers.

ITEM 7:       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                      AND EXHIBITS

       (a)       Financial Statements

         Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

       (b)       Pro Forma Financial Information

         Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

       (c)       Exhibits
Item	Title
1.0	Agreement and Plan of Reorganization between the Company and Rover Telcom Corporation dated August 27, 2002
2.0	Articles of Incorporation of Rover Telcom Corporation
3.0	ByLaws of Rover Telcom Corporation
4.0	Asset Purchase and Lockup Agreement between Rover Telcom Corporation and Inforum Communications, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BASIC TECHNOLOGIES, INC.
Date: September 9, 2002	By: /s/ Gary L. Brown Gary L. Brown, President